Exhibit 10.1

EXCHANGE AGREEMENT

EXCHANGE AGREEMENT (this “Agreement”), dated as of             , 2012, by and between Cereplast, Inc., a Nevada corporation, with offices located at 300 N. Continental Suite 100, El Segundo CA 90245 (the “Company”), and the investor that is a signatory to this Agreement (the “Investor”).

WHEREAS:

A. On May 24, 2011, the Company issued those certain 7% Senior Subordinated Convertible Note due 2016 (the “Notes”) to certain investors, which Notes are convertible into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) in accordance with that certain indenture, dated May 24, 2011, by and between the Company and Wells Fargo Bank, National Association, as trustee (the “Indenture”). Capitalized terms not defined herein shall have the meaning as set forth in the Indenture.

B. The Investor currently holds such aggregate principal amount of Notes as set forth below the Investor’s name on its signature page attached hereto (the “Investor Notes”).

C. The Company and the Investor desire to enter into this Agreement, pursuant to which, among other things, the Investor shall exchange the Investor Notes plus accrued interest through August 8, 2012, for such number of shares of Common Stock as set forth below the Investor’s name on its signature page attached hereto (the “Exchange Shares”) in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the Company and the Investor hereby agree as follows:

1. EXCHANGE OF INVESTOR NOTES. On the date hereof, the Investor shall, and the Company shall, pursuant to Section 3(a)(9) of the Securities Act, exchange the Investor Notes for the Exchange Shares, without the payment of any additional consideration (the “Exchange”), as follows:

(a) Delivery. In exchange for the Investor Notes, on the date hereof the Company shall cause the Transfer Agent for the Common Stock to credit the Exchange Shares to the Investor’s or its designee’s balance account in accordance with the instructions set forth below the Investor’s name on its signature page attached hereto with The Depository Trust Company (“DTC”) through its Deposit/Withdrawal at Custodian system. The Investor shall deliver or cause to be delivered to the Company (or its designee) the Investor Notes as soon as commercially practicable following the date hereof. Promptly following the deposit of the Exchange Shares with the Investor’s or its designee’s balance account with DTC, the Investor Notes shall be cancelled.

(b) Other Documents. The Company and the Investor shall execute and/or deliver such other documents and agreements as are customary and reasonably necessary to effectuate the Exchange.

2. REPRESENTATIONS AND WARRANTIES

(i) Investor Representations and Warranties. The Investor hereby represents and warrants to the Company that, as of the date hereof, the Investor is the sole record and beneficial owner of the Investor Notes and will transfer and deliver to the Company at the closing of the transactions contemplated hereunder valid title to the Investor Notes, free from preemptive or similar rights, taxes, liens, charges and other encumbrances.

(ii) Company Representations and Warranties. The Company hereby represents and warrants to the Investor that, as of the date hereof, the Exchange and the issuance of the Exchange Shares is duly authorized and upon issuance in accordance with the terms of this Agreement, the Exchange Shares will be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances with respect to the issue thereof. The Exchange Shares shall be issued without any restrictive legend and may be freely resold by the Investor without any restrictions.

3. COVENANTS.

(a) Disclosure of Transactions and Other Material Information. On or before 9:30 a.m., New York time, on the first (1st) Business Day following the date of this Agreement, the Company shall file a Current Report on Form 8-K describing all the material terms of the transactions contemplated by this Agreement in the form required by the Exchange Act and attaching the form of this Agreement (including all attachments, the “8-K Filing”). From and after the issuance of the 8-K Filing, the Company shall have disclosed all material, non-public information (if any) delivered to any of the Buyers by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by this Agreement.

(b) Section 3(a)(9). The Company represents that the exchange of the Investor Notes for the Exchange Shares is being made in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act and agrees not to take any position contrary to this Section 3(b). For the purposes of Rule 144 of the Securities Act, the Company acknowledges that the holding period of the Exchange Shares may be tacked onto the holding period of the Investor Notes and the Company agrees not to take a position contrary to this Section 3(b). The Company agrees to issue the Exchange Shares without any restrictions on transfer and without any restrictive legend.

4. MISCELLANEOUS.

(a) Miscellaneous Provisions. Section 7 of the Securities Purchase Agreement is hereby incorporated by reference herein, mutatis mutandis.

(b) Most Favored Nation. The Company hereby represents and warrants as of the date hereof and covenants and agrees from and after the date hereof that none of the terms offered to any Person with respect to any consent, release, amendment, settlement or waiver relating to the terms, conditions and transactions contemplated hereby (each a “Settlement Document”), is or will be more favorable to such Person than those of the Investor and this Agreement. If, and whenever on or after the date hereof, the Company enters into a Settlement Document, then (i) the Company shall provide notice thereof to the Investor immediately following the occurrence thereof and (ii) the terms and conditions of this Agreement shall be, without any further action by the Investor or the Company, automatically amended and modified in an economically and legally equivalent manner such that the Investor shall receive the benefit of the more favorable terms and/or conditions (as the case may be) set forth in such Settlement Document, provided that upon written notice to the Company at any time the Investor may elect not to accept the benefit of any such amended or modified term or condition, in which event the term or condition contained in this Agreement shall apply to the Investor as it was in effect immediately prior to such amendment or modification as if such amendment or modification never occurred with respect to the Investor. The provisions of this Section 4(b) shall apply similarly and equally to each Settlement Document. Notwithstanding the foregoing, the Investor acknowledges and agrees that any forbearance agreement entered into with the other holders of the Notes prior to the date hereof, shall not constitute a Settlement Document under this Section 4(b).

[Signature Page Follows]

IN WITNESS WHEREOF, the Investor and the Company have caused their respective signature pages to this Exchange Agreement to be duly executed as of the date first written above.

COMPANY CEREPLAST, INC.

By:
Name:
Title:

IN WITNESS WHEREOF, the Investor and the Company have caused their respective signature page to this Exchange Agreement to be duly executed as of the date first written above.

INVESTOR

By:
Name:
Title:

Aggregate Principal Amount of Investor Notes:

Number of Exchange Shares:

DTC/Broker Information: